Exhibit 10.33

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into as of February 15, 2023 (“Effective Date”), by and between Andrew Jones, an individual with principal place of residence at _____________________________________ (“Consultant”), and NovaBay Pharmaceuticals, Inc. (“Company”), a Delaware corporation whose address 2000 Powell St. Suite 1150, Emeryville, CA 94608, each separately referred as a “Party” and collectively the “Parties.”

Company desires to retain Consultant to provide consulting services to Company, and Consultant is willing to provide such services to Company, on the terms and conditions set forth herein.

1.	Consulting Services

1.1.

Statement of Work. Company wishes Consultant to undertake the Services set forth in the Statement of Work attached to this Agreement as Exhibit A. Company may from time to time offer Consultant other projects that will be described and set forth in a Statement of Work in the form of Exhibit A (each a “Statement of Work”). Each Statement of Work will, upon execution by both Parties, form a part of this Agreement and be subject to these terms and conditions, except to the extent, if any, otherwise expressly set forth in the applicable Statement of Work.

1.2.

Performance of Services. Consultant will use commercially reasonable efforts to perform the services set forth in each Statement of Work (the “Services”), in a timely and professional manner consistent with applicable industry standards and terms set forth in the applicable Statement of Work. The manner and means by which Consultant chooses to complete the Services are in Consultant’s sole discretion and control. In performing the Services, Consultant agrees to provide his own equipment, tools and other materials at his own expense. Under certain circumstances agreed to in advance by Company, Company will make its facilities available to Consultant as is reasonably necessary for the provision of the Services. Consultant may not subcontract or otherwise delegate his obligations under this Agreement or hire any employees to fulfill any of the Services without Company’s prior written consent. For any work performed on the premises of Company, Consultant will comply with Company’s security, confidentiality, safety and health policies.

1.3.

No Conflict of Interest. Consultant represents and warrants that entering into this Agreement or the performance of the Services under this Agreement do not conflict with or violate any duties or any agreement of which Consultant is a Party or third Party beneficiary. Consultant agrees during the term of any Statement of Work not to accept work, enter into any agreement, or accept any obligation that is inconsistent or incompatible with his obligations under this Agreement, or the scope of Services rendered to Company under any applicable Statement of Work.

2.	Compensation

2.1.

Compensation for Services. As full compensation for Services performed by Consultant, Company will pay Consultant a fee for Services rendered as set forth in the applicable Statement of Work. Unless other terms are set forth in the applicable Statement of Work, Company will pay Consultant for Services within thirty (30) calendar days of the date of Consultant’s invoice. Consultant shall submit invoices for services rendered on a monthly basis. Invoices shall be submitted to Company via email to ap@novabay.com and copied to jhall@novabay.com. Except as may be agreed to in a Statement of Work regarding reimbursed expenses, Consultant will be responsible for all expenses incurred in performing Services under this Agreement. Upon termination of this Agreement (other than for Consultant’s material breach), Consultant will be paid fees on a proportional basis for Services performed, up to and including the effective date of such termination.

2.2.

Invoice Disputes. In the event that Company disputes any invoice, Company will pay the undisputed portions in accordance with the terms of this Section. The Parties will work in good faith to resolve any disputed invoices within thirty (30) calendar days of notice to Consultant of the disputed invoices by Company.

2.3.

Travel Expenses. Unless otherwise agreed in the Statement of Work, travel expenses are not reimbursable except for pre-approved and reasonable travel expenses incurred by Consultant for travels requested by the Company, and solely and exclusively for the purpose of carrying on the Company’s business at such travels. However, in no case shall travel time be reimbursed. Air fares shall be economy class.

2.4.

Other Expenses.  The Company shall not pay or reimburse the Consultant for expenses incurred by the Consultant in connection with the performance of the Services and related to the business of the Company, unless prior approval has been provided by the Company.

3.	Independent Contractor

3.1.

Relationship. Consultant’s relationship with Company will be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, fiduciary, agency or employer-employee relationship between the Parties. Consultant is not the agent of Company and is not authorized and will not have any authority to make any representation, contract or commitment on behalf of Company. Further, nothing in this Agreement will be construed to confer upon any third Party other than the Parties hereto a right of action under this Agreement or in any manner whatsoever. Consultant understands and agrees that Consultant will not be entitled to any of the employee benefits which Company may make available to its employees. Consultant will not represent or promise to any subcontractor or employee Consultant hires or employs, with Company’s consent as required by Section 1.2, to assist him/her in the performance of the Services that they will be entitled to any of the employee benefits which Company may make available to its employees.

3.2.

Taxes. Consultant will be solely responsible for all taxes and the filing of tax returns, social security, disability and other contributions with respect to Consultant’s income from the payments made by Company under this Agreement. Company will not withhold or make payments for social security, unemployment insurance or disability insurance contributions, or obtain worker’s compensation insurance for Consultant or any of his employees or agents.

4.	Intellectual Property

4.1.

Prior Work. Company understands that Consultant has experience and knowledge in the field of the Services, and acknowledges that such prior experience is one of the factors for Company’s choice of Consultant for the Services. Company agrees that all creations (including, without limitation, any technology, inventions, discoveries, works of authorship or other prior creations) that were conceived, created or reduced to practice by or for Consultant (alone or with others) prior to commencement of Consultant’s professional services work for Company (collectively, “Prior Work”) are owned by Consultant and not assigned to Company under this Agreement.

4.2.

Developments.  Consultant agrees that all worldwide rights, title and interest in any ideas, techniques, inventions, systems, feedback, formulae, business or marketing plans, projections or analyses, discoveries, technical information, programs, prototypes, improvements or creations that are related to the Company’s business or products and that Consultant creates, conceives, discovers, reduces to practice or makes, alone or with others, in the course of performing the Services (collectively “Developments”) will belong exclusively to Company or its affiliates. In accordance with these obligations:

(i)          Consultant hereby assigns in perpetuity to Company or its affiliates all rights, title and interest in any invention, improvement or discovery conceived of, or first reduced to practice, by Consultant or its employees or assistants in the course of performing the Services.

(ii)         Consultant hereby assigns in perpetuity to Company or its affiliates all rights, title and interest in the copyright to any copyrightable Development that is a work of authorship, whether in human readable or machine readable form, first created or composed by Consultant in the course of performing the Services, including without limitation any and all literary works, musical works, dramatic works, pictorial works, graphic works, audiovisual works and sound recordings. Consultant agrees to waive any moral rights it may have or acquire in the Developments, and to the extent any such moral rights cannot be waived, Consultant hereby grants Company an exclusive, irrevocable, royalty free license to reproduce, distribute, sell, modify, make derivative works of, translate, publish, dispose of, and use any such moral rights and to authorize others to exercise the foregoing rights.

(iii)        Consultant represents and warrants that if Consultant furnishes to Company any patented or patentable inventions or any copyrighted or copyrightable material that were not first conceived of, reduced to practice, discovered, created or composed by Consultant in performing the Services, Consultant (1) will identify in writing such inventions or material before or at the time of delivering the Developments to Company and (2) hereby grants Company or its affiliates a royalty-free, nonexclusive, and irrevocable license to reproduce, distribute, sell, modify, make derivative works of, translate, publish, use and dispose of these inventions and material and to sub-licenses all of the foregoing rights. Notwithstanding the foregoing, Consultant will not incorporate pre-existing material owned by any third Party into any Development without Company’s prior written knowledge and consent.

(iv)        Consultant agrees to execute (or have executed) all documents and to take all other action reasonably requested by Company to enable the Company or its affiliates to secure, perfect, record or preserve the ownership, assignment and license rights in the Developments as set forth in this Section 4 anywhere in the world.

(v)          Consultant agrees to take all legally necessary action to ensure that all associates and employees engaged by Consultant in the performance of this Agreement will be bound by the terms of this Section 4. Consultant represents and warrants that it has or will have with its associates and employees written agreements sufficient to ensure that all rights, including moral rights, in the Developments will be assigned and licensed to Company or its affiliates as set forth under this Section 4.

5.	CONFIDENTIAL INFORMATION AND HIPAA.

5.1.

Confidential Information. Consultant agrees and acknowledges that during the performance of the Services, Consultant may receive and have access to confidential, proprietary, and trade secret information about Company and/or its clients (“Confidential Information”). For purposes of this Agreement, “Confidential Information” means and will include, but not limited to,: (i) any information, materials or knowledge regarding Company and its business, financial condition, products, programming techniques, customers, suppliers, technology or research and development that is disclosed to Consultant or to which Consultant has access in connection with performing Services; (ii) the Developments; and (iii) the existence and terms and conditions of this Agreement. Regardless of whether so marked or identified, however, any information that the Recipient knew or should have known, under the circumstances, was considered confidential or proprietary by the Discloser, will be considered Confidential Information of the Discloser.

5.2.

Protection of Confidential Information. Consultant agrees to hold all Confidential Information in strict confidence, not to use it in any way, commercially or otherwise, except in performing the Services, and not to disclose it to others. Consultant further agrees to take all action reasonably necessary to protect the confidentiality of all Confidential Information including, without limitation, implementing and enforcing procedures to minimize the possibility of unauthorized use or disclosure of Confidential Information. Consultant will ensure that each of his subcontractors or employees (if any) who will have access to the Confidential Information executes an agreement, the form of which may be subject to the approval of NovaBay in its sole discretion (the “Confidentiality Agreement”), obligating the subcontractor or employee to keep all Confidential Information confidential and not to use the Confidential Information in any way, commercially or otherwise, except in performing the Services.

5.3.

Exceptions: Confidential Information excludes information that Consultant can establish through written records, (i) is readily accessible to the public in a written publication prior to the date of this Agreement; (ii) becomes generally known, previously disclosed or available to the public through no improper action by Consultant; (iii) was independently developed by the Consultant without use or reference to Company’s Confidential Information; or (iv) becomes known to the Consultant, without restriction, from a third Party not bound by an obligation of confidentiality covering the Confidential Information, v) as required by law or any regulatory or government authority, provided that Consultant shall provide prompt prior written notice thereof to the Company to enable Company to seek a protective order or otherwise prevent the disclosure.

5.4.

HIPAA. In performing the services hereunder, Consultant may receive from NovaBay, or create or receive on behalf of NovaBay, patient healthcare, billing, or other confidential patient information, “Patient Information”. Patient Information, as the term is used herein, includes all “Protected Health Information,” as that term is defined in 45 Code of Federal Register 164.501. Consultant shall use Patient Information only as necessary to provide the services to NovaBay as set forth in this Agreement. Consultant shall comply with all laws, rules and regulations relating to the confidentiality of Patient Information, including the applicable provisions of the privacy regulations promulgated pursuant to Health Insurance Portability and Accountability Act of 1996, Title XIII of the American Recovery and Reinvestment Act of 2009 (Public Law 111-005) “HIPAA” and the rules, guidance and regulations promulgated thereunder, as amended from time to time.

6.	Term and Termination

6.1.

Term. The term of this Agreement shall be six months from Effective Date, unless terminated sooner as provided hereunder. The term may be modified or extended only by mutual written agreement of Parties.

6.2.	Termination. Either Party reserves the right forthwith to terminate this Agreement at any time by providing the other Party with fifteen (15) days prior written notice.

6.3.

Effect of Termination. Upon the effective date of any termination of this Agreement, Consultant will immediately cease performing Services under this Agreement. Unless this Agreement has been terminated by Company for material breach by Consultant, Company agrees to pay Consultant compensation due for Services actually rendered, in accordance with Section 2, and such amounts will be in full satisfaction of any obligation or liability of Company to Consultant for payments due to Consultant under this Agreement. Sections 3, 4, 5, 6, 7, 8, and 9 will survive the expiration or termination of this Agreement. Termination of this Agreement by either Party will not act as a waiver of any breach of this Agreement and will not act as a release of either Party from any liability for breach of such Party’s obligations under this Agreement. Neither Party will be liable to the other for damages of any kind solely as a result of terminating this Agreement in accordance with its terms, and termination of this Agreement by a Party will be without prejudice to any other right or remedy of such Party under this Agreement or applicable law.

6.4.

Delivery of Materials. Upon any termination of this Agreement or at any time upon Company’s request, Consultant will promptly return to Company any and all Information of Company. Upon any termination and receipt of payment therefore, Consultant will also promptly deliver all work product, including Developments then in progress for deliverables under a Statement of Work.

7.	Indemnification

The Parties shall mutually indemnify, defend and hold harmless each other from and against any and all losses incurred by the other (the “Indemnified Party”) which arise out of or result from misrepresentation, or breach or non- fulfillment of any covenant contained in this Agreement. Notwithstanding the foregoing, the Indemnifying Party shall not be responsible for any liability, loss or damage resulting from (i) the negligence, intentional misconduct or willful malfeasance by the Indemnified Party.

8.	Limitation Of Liabilities

IN NO EVENT WILL NOVABAY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF NOVABAY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

9.	General Provisions.

9.1.

Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in San Francisco, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Consultant agrees that Company's damages arising from any breach of this Agreement by Consultant would be difficult, if not impossible, and inadequate to measure and calculate.

9.2.

Governing Law; Venue. This Agreement and the rights and obligations of both Parties shall be governed and construed in accordance with the laws of the State of California, without giving effect to its choice of law or conflict of laws rules Any legal action or proceeding arising under this Agreement will be brought exclusively in the federal or state courts located in the Northern District of California and the Parties hereby irrevocably consent to the personal jurisdiction and venue therein.

9.3.

Equitable Remedies. Due to the personal and unique nature of the Services and Consultant’s access to Confidential Information of Company, Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that Company may have for a breach of this Agreement. Consultant further agrees that no bond or other security shall be required in obtaining such equitable relief.

9.4.

Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to affect the intent of the Parties and the validity or enforceability of the other provisions will not be affected.

9.5.	Waiver. The waiver of any breach of any provision of this Agreement will not constitute a waiver of any subsequent breach of the same other provisions hereof.

9.6.

Assignment.  Consultant will not and will not have the right to assign, transfer, delegate or otherwise dispose of, this Agreement or any of Consultant’s rights or obligations under this Agreement without the prior written consent of Company. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns.

9.7.

Notices.  Any notice, request, demand, or other communication required or permitted hereunder will be in writing, will reference this Agreement and will be deemed to be properly given: (a) when delivered personally; (b) when sent by facsimile, with written confirmation of receipt by the sending facsimile machine; (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two (2) business days after deposit with a private industry overnight courier, with written confirmation of receipt. All notices will be sent to the address set forth on the signature page of this Agreement and to the notice of the person executing this Agreement (or to such other address or person as may be designated by a Party by giving written notice to the other Party pursuant to this Section).

9.8.

Entire Agreement; Amendment.  This Agreement (including the Exhibits attached hereto, which are incorporated herein by reference) are the final, complete and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes and merges all prior or contemporaneous representations, discussions, proposals, negotiations, conditions, communications and agreements, whether written or oral, between the Parties relating to the subject matter hereof and all past courses of dealing or industry custom. No modification of or amendment to this Agreement will be effective unless in writing and signed by each of the Parties.

9.9.

Counterparts.  This Agreement may be executed (including, without limitation, by facsimile signature) in multiple counterparts, with the same effect as if the Parties had signed the same document. Each counterpart so executed will be deemed to be an original, and all such counterparts will be construed together and will constitute one Agreement.

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be duly executed as of the date first written above.

NOVABAY PHARMACEUTICALS, INC.	CONSULTANT

By: /s/ Justin Hall	By: /s/ Andrew Jones
Name: Justin M. Hall, Esq	Name: Andrew Jones
Title: CEO and General Counsel	Title:

EXHIBIT A –STATEMENT OF WORK

1.

Services:  The Services provided by Consultant to NovaBay shall include, but shall not be limited to, supporting the transition to a new CFO/interim-CFO by assisting the finance department with accounting and control practices, SEC reporting, Sarbanes Oxley compliance, and external audits.

2.

Compensation and Billing: NovaBay shall pay Consultant at an hourly rate of $190 per hour. Consultant shall submit invoices monthly. Invoices will itemize Services provided by date, number of hours and a brief description of the Services performed. Consultant will be solely responsible for expenses incurred in the performance of the Services unless NovaBay has approved the expense for reimbursement in advance.

3.	Term: This Agreement will commence on the Effective Date and continue for six (6) months.

Except to the extent, if any, otherwise expressly set forth in this Statement of Work, this Statement of Work is governed by the terms of the Consulting Agreement, dated February 15, 2023 in effect between NovaBay and Consultant.

NOVABAY PHARMACEUTICALS, INC.	CONSULTANT

By: /s/ Justin Hall	By: /s/ Andrew Jones
Name: Justin M. Hall, Esq.	Name: Andrew Jones
Title: CEO and General Counsel	Title: